Exhibit 99.7

North Valley Bancorp Reports Results for the Quarter

and Six Months Ended June 30, 2014

July 31, 2014 – REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with approximately $935 million in assets, today reported results for the second quarter and six months ended June 30, 2014. North Valley Bancorp (“the Company”) is the parent company for North Valley Bank (“NVB”).

The Company reported net income for the second quarter ended June 30, 2014 of $1,260,000, or $0.18 per diluted share, compared to net income of $894,000, or $0.13 per diluted share, for the same period in 2013. The Company reported net income for the six months ended June 30, 2014 of $2,179,000, or $0.32 per diluted share, compared to net income of $2,155,000, or $0.31 per diluted share, for the same period in 2013.

On January 21, 2014, the Company entered into an Agreement and Plan of Merger and Reorganization dated January 21, 2014 (the “Merger Agreement”), pursuant to which the Company would merge with and into TriCo Bancshares, a California corporation (“TriCo”), with TriCo being the surviving corporation. Immediately thereafter, the Company’s subsidiary bank, North Valley Bank, would be merged with and into TriCo’s subsidiary bank, Tri Counties Bank. Shareholders of the Company will receive a fixed exchange ratio of 0.9433 shares of TriCo common stock for each share of Company common stock. The transactions contemplated by the Merger Agreement are expected to close in the third quarter of 2014, pending approvals of the Company shareholders and the TriCo shareholders, the receipt of all necessary regulatory approvals, and the satisfaction of other closing conditions which are customary for such transactions.

The Company did not record a provision for loan losses for the second quarter and the six months ended June 30, 2014 and 2013. The allowance for loan losses at June 30, 2014 was $9,012,000, or 1.78% of total loans, compared to $9,301,000, or 1.83% of total loans at December 31, 2013 and $9,527,000, or 1.89% of total loans at June 30, 2013.

At June 30, 2014, total assets were $934,982,000, an increase of $17,224,000, or 1.9%, from $917,758,000 at June 30, 2013. The loan portfolio totaled $506,603,000 at June 30, 2014, an increase of $2,329,000, or 0.5%, compared to $504,274,000 at June 30, 2013. The loan to deposit ratio at June 30, 2014 was 63.5% as compared to 65.9% at June 30, 2013, and 64.6% at December 31, 2013. Total deposits increased $32,937,000, or 4.3%, to $797,992,000 at June 30, 2014 compared to $765,055,000 at June 30, 2013. Available-for-sale investment securities totaled $213,696,000 at June 30, 2014, a decrease of $92,604,000 from June 30, 2013. The Company had Federal funds sold of $124,640,000 at June 30, 2014 compared to none at June 30, 2013, while other borrowings were zero at June 30, 2014 compared to $22,025,000 at June 30, 2013. When compared to December 31, 2013, total assets at June 30, 2014 increased $17,218,000 from $917,764,000, loans decreased by $2,641,000 from $509,244,000, and deposits increased by $10,143,000 from $787,849,000. Available-for-sale investment securities decreased $65,783,000 from December 31, 2013 to June 30, 2014, while Federal funds sold increased $86,505,000 from December 31, 2013 to June 30, 2014.

At June 30, 2014, the Company’s Total Risk-based Capital was $121,684,000, and its capital ratios were: Total Risk-based Capital ratio – 19.4%; Tier 1 risk-based Capital ratio – 18.2%; and Tier 1 Leverage ratio – 12.4%. At June 30, 2014, the Bank’s Total Risk-based Capital was $120,318,000, and its capital ratios were: Total Risk-based Capital ratio – 19.2%; Tier 1 risk-based Capital ratio – 18.0%; and Tier 1 Leverage ratio – 12.3%.

Credit Quality

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $1,515,000, or 25.8%, to $4,356,000 at June 30, 2014 from $5,871,000 at June 30, 2013, and decreased $737,000 from the December 31, 2013 balance of $5,093,000. Nonperforming loans as a percentage of total loans were 0.86% at June 30, 2014, 1.16% at June 30, 2013, and 1.00% at December 31, 2013.

The overall level of nonperforming loans decreased $449,000 to $4,356,000 at June 30, 2014 from $4,805,000 at March 31, 2014. During the second quarter of 2014, the Company identified four loans totaling $679,000 as additional nonperforming loans. The additions were offset by reductions in nonperforming loans totaling $1,128,000 due primarily to collections received on certain loans and charge-offs, and secondarily to the transfer of one property to Other Real Estate Owned (“OREO”) totaling $109,000. Of the four loans totaling $679,000 identified as nonperforming loans during the second quarter of 2014, the largest loan of the group is a residential mortgage loan totaling $377,000, secured by property located in Shasta County. A specific reserve of $80,000 has been established for this loan. The remaining three loans identified as nonperforming loans in the second quarter of 2014 total $302,000. No charge-offs have been recorded against these loans and $144,000 in specific reserves have been established.

Gross loan charge-offs for the second quarter of 2014 were $76,000 and recoveries totaled $30,000 resulting in net charge-offs of $46,000 compared to gross loan charge-offs for the second quarter of 2013 of $147,000 and recoveries of $23,000 resulting in net charge-offs of $124,000. Gross charge-offs for the six months ended June 30, 2014 were $374,000 and recoveries totaled $85,000 resulting in net charge-offs of $289,000, compared to gross charge-offs for the six months ended June 30, 2013 of $1,203,000 and recoveries of $272,000 resulting in net charge-offs of $931,000.

Nonperforming assets (nonperforming loans and OREO) totaled $4,861,000 at June 30, 2014, a decrease of $17,334,000 from the June 30, 2013 balance of $22,195,000, and a $3,686,000 decrease from the December 31, 2013 balance of $8,547,000. Nonperforming assets as a percentage of total assets were 0.52% at June 30, 2014 compared to 2.42% at June 30, 2013 and 0.93% at December 31, 2013.

The Company’s OREO properties decreased $2,128,000 to $505,000 at June 30, 2014 from $2,633,000 at March 31, 2014. The decrease in OREO was due to the sale of one property totaling $2,169,000, and write-downs of certain other OREO properties totaling $68,000, partially offset by the transfer of one property to OREO totaling $109,000.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $132,000, or 1.7%, for the three months ended June 30, 2014 compared to the same period in 2013. Interest income decreased by $187,000, due primarily to a decrease in investment securities income as a result of a decrease in average investment securities balances, and secondarily due to decrease in loan income. The Company had foregone interest of $3,000 and $50,000 for the loans on nonaccrual status for the three months ended June 30, 2014 and 2013, respectively. Average loans increased by $15,139,000 in the second quarter of 2014 compared to the second quarter of 2013, while the yield on the loan portfolio decreased 22 basis points to 5.02% for the quarter ended June 30, 2014. Partially offsetting the decrease in interest income was a decrease in interest expense of $55,000, or 13.7%, due to a decrease in the rates paid on deposits for the quarter ended June 30, 2014 compared to the same period in 2013. Overall, average earning assets increased $29,408,000 in the second quarter of 2014 compared to the second quarter of 2013. Average yields on earning assets decreased 24 basis points from the quarter ended June 30, 2013, to 3.73% for the quarter ended June 30, 2014 and the average rate paid on interest-bearing liabilities decreased by 4 basis points to 0.22%. The Company’s net interest margin for the quarter ended June 30, 2014 was 3.57%, a decrease of 20 basis points from the margin of 3.77% for the second quarter in 2013 and the linked quarter ended March 31, 2014.

Net interest income increased $194,000 for the six months ended June 30, 2014 compared to the same period in 2013. Total interest income increased by $64,000 for the six months ended June 30, 2014 compared to the same period in 2013. Interest expense decreased $130,000 due to a decrease on rates paid on deposits for the six months ended June 30, 2014 compared to the same period in 2013. The net interest margin for the six months ended June 30, 2014 decreased 11 basis points to 3.67% from the net interest margin of 3.78% for the six months ended June 30, 2013.

Noninterest income for the quarter ended June 30, 2014 decreased $951,000, or 26.1%, to $2,700,000 compared to $3,651,000 for the same period in 2013. Service charges on deposits decreased $222,000 to $749,000 for the second quarter of 2014 compared to $971,000 for the second quarter of 2013, and other fees and charges decreased $20,000 to $1,088,000 for the second quarter of 2014 compared to $1,108,000 for the second quarter of 2013. Gain on sales of mortgage loans decreased $409,000 to $291,000 for the second quarter of 2014 compared to $700,000 for the second quarter of 2013. The Company did not record any gain on sale of SBA loans for the second quarter of 2014 compared to gains on sale of SBA loans of $220,000 for the second quarter of 2013. The Company recorded gain on sale of investment securities of $56,000 for the second quarter of 2014 compared to zero gain on sale of investment securities for the same period in 2013. Other noninterest income decreased $136,000 to $516,000 for the second quarter of 2014 compared to $652,000 for the second quarter of 2013.

Noninterest income for the six months ended June 30, 2014 decreased $2,850,000 to $5,130,000 from $7,980,000 for the same period in 2013. Service charges on deposits decreased $476,000 to $1,447,000 for the six months ended June 30, 2014 compared to $1,923,000 for the same period in 2013, and other fees and charges decreased by $128,000 to $2,100,000 for the six months ended June 30, 2014 compared to $2,228,000 for the same period in 2013. Gain on sales of mortgage loans decreased $982,000 to $475,000 for the six months ended June 30, 2014 compared to $1,457,000 for the same period in 2013, and gain on sales of SBA loans decreased $343,000 to $45,000 for the six months ended June 30, 2014 compared to $388,000 for the same period in 2013. The Company recorded gain on sale of investment securities of $56,000 for the six months ended June 30, 2014 compared to gain on sale of investment securities of $543,000 for the same period in 2013. Other noninterest income decreased $434,000 to $1,007,000 for the six months ended June 30, 2014 compared to $1,441,000 for the same period in 2013.

Noninterest expense decreased $1,365,000, or 13.7%, to $8,571,000 for the second quarter of 2014 from $9,936,000 for the second quarter of 2013. Salaries and employee benefits decreased $211,000, to $4,866,000 for the second quarter of 2014 compared to $5,077,000 for the second quarter of 2013. Occupancy, furniture and equipment expense decreased $26,000, for the second quarter of 2014 compared to the second quarter of 2013, and OREO expense decreased $906,000 to $84,000 for the second quarter of 2014 compared to $990,000 for the second quarter of 2013. FDIC premiums and state assessments decreased $47,000, and other expenses decreased by $175,000 for the second quarter of 2014 compared to the second quarter of 2013. For the quarter ended June 30, 2014, the Company had approximately $88,000 of merger related expenses resulting from the pending merger with TriCo Bancshares, included in other noninterest expenses.

Noninterest expense for the six months ended June 30, 2014 decreased $2,497,000, or 12.6%, to $17,327,000 compared to $19,824,000 for the same period in 2013. For the six months ended June 30, 2014, salaries and employee benefits decreased $350,000, and occupancy, furniture and equipment expense decreased $40,000. OREO expense decreased $1,272,000 to $94,000 for the six months ended June 30, 2014 compared to $1,366,000 for the same period in 2013. FDIC premiums and state assessments decreased $124,000 to $307,000 for the six months ended June 30, 2014 compared to $431,000 for the same period in 2013, and other expenses decreased $711,000 to $5,407,000 for the six months ended June 30, 2014 compared to $6,118,000 for the same period in 2013. For the six months ended June 30, 2014, the Company had approximately $378,000 of merger related expenses resulting from the pending merger with TriCo Bancshares, included in other noninterest expenses.

The Company recorded a provision for income taxes for the quarter ended June 30, 2014 of $315,000, resulting in an effective tax rate of 20.0%, compared to a provision for income taxes of $399,000, or an effective tax rate of 30.9%, for the quarter ended June 30, 2013. The provision for income taxes for the six month period ended June 30, 2014 was $832,000, resulting in an effective tax rate of 27.6%, compared to a provision for income taxes of $1,015,000, or an effective tax rate of 32.0%, for the same period in 2013.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (“NVB”), operates twenty-two commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company’s website address at www.novb.com for more information.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER

AND WHERE TO FIND IT

In connection with the proposed Merger, TriCo has filed with the SEC a registration statement on Form S-4, which was declared effective by the SEC on June 27, 2014. The registration statement includes the proxy statement/prospectus with respect to the proposed acquisition of North Valley.  The definitive proxy statement/prospectus was mailed to the shareholders of TriCo and to the shareholders of North Valley on or about July 3, 2014. INVESTORS AND SECURITY HOLDERS OF NORTH VALLEY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING TRICO, NORTH VALLEY AND THE PROPOSED MERGER.  Free copies of the definitive proxy statement/prospectus also may be obtained by directing a request by telephone or mail to TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, Attn: Investor Relations, telephone (530) 898-0300 ext. 88869 or 800-922-8742, or by accessing TriCo’s website at www.tcbk.com under “Investor Relations,” or by directing a request by telephone or mail to North Valley Bancorp, P.O. Box 994630, Redding, California 96099-4630, Attn: Investor Relations, telephone 866-869-6673, or by accessing North Valley’s website at www.novb.com under “Investor Relations.” Other documents filed by North Valley with the SEC may also be obtained free of charge at North Valley’s website or at the SEC’s website at www.sec.gov.

North Valley, TriCo, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from North Valley and TriCo shareholders in favor of the approval of the proposed transaction. Information regarding North Valley’s officers and directors is included in North Valley’s Form 10-K Annual Report for the fiscal year ended December 31, 2013 filed with the SEC and information regarding TriCo’s officers and directors is included in TriCo’s Form 10-K Annual Report for the fiscal year ended December 31, 2013 filed with the SEC. Descriptions of the interests of the directors and executive officers of North Valley and TriCo in the proposed transaction are set forth in the definitive proxy statement/prospectus and other relevant documents filed with the SEC.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas, electricity and water at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:

Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,
Statement of Income	2014	2013	$ Change	% Change
Interest income
Loans (including fees)	$6,333	$6,416	$(83)	(1.29%)
Investment securities	1,401	1,553	(152)	(9.79%)
Federal funds sold and other	60	12	48	400.00%
Total interest income	7,794	7,981	(187)	(2.34%)
Interest expense
Interest on deposits	218	269	(51)	(18.96%)
Other borrowings	—	1	(1)	(100.00%)
Subordinated debentures	130	133	(3)	(2.26%)
Total interest expense	348	403	(55)	(13.65%)
Net interest income	7,446	7,578	(132)	(1.74%)
Provision for loan losses	—	—	—	—
Net interest income after
provision for loan losses	7,446	7,578	(132)	(1.74%)

Noninterest income
Service charges on deposit accounts	749	971	(222)	(22.86%)
Other fees and charges	1,088	1,108	(20)	(1.81%)
Gain on sales of mortgage loans	291	700	(409)	(58.43%)
Gain on sales of SBA loans	—	220	(220)	(100.00%)
Gain on sales of securities, net	56	—	56	—
Other	516	652	(136)	(20.86%)
Total noninterest income	2,700	3,651	(951)	(26.05%)

Noninterest expenses
Salaries and employee benefits	4,866	5,077	(211)	(4.16%)
Occupancy	595	615	(20)	(3.25%)
Furniture and equipment	196	202	(6)	(2.97%)
Other real estate owned expense	84	990	(906)	(91.52%)
FDIC and state assessments	166	213	(47)	(22.07%)
Other	2,664	2,839	(175)	(6.16%)
Total noninterest expenses	8,571	9,936	(1,365)	(13.74%)
Income before provision for income taxes	1,575	1,293	282	21.81%
Provision for income taxes	315	399	(84)	(21.05%)
Net income	$1,260	$894	$366	40.94%

Common Share Data
Earnings per share
Basic	$0.18	$0.13	$0.05	38.46%
Diluted	$0.18	$0.13	$0.05	38.46%

Weighted average shares outstanding	6,836,463	6,835,192
Weighted average shares outstanding - diluted	6,889,972	6,853,279
Book value per share	$14.46	$13.57
Tangible book value per share	$14.46	$13.54
Shares outstanding	6,836,463	6,835,192

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	Six Months Ended
	June 30,
Statement of Income	2014	2013	$ Change	% Change
Interest income
Loans (including fees)	$12,728	$12,782	$(54)	(0.42%)
Investment securities	3,099	3,036	63	2.08%
Federal funds sold and other	86	31	55	177.42%
Total interest income	15,913	15,849	64	0.40%
Interest expense
Interest on deposits	444	568	(124)	(21.83%)
Other borrowings	—	1	(1)	(100.00%)
Subordinated debentures	261	266	(5)	(1.88%)
Total interest expense	705	835	(130)	(15.57%)
Net interest income	15,208	15,014	194	1.29%
Provision for loan losses	—	—	—	—
Net interest income after
provision for loan losses	15,208	15,014	194	1.29%

Noninterest income
Service charges on deposit accounts	1,447	1,923	(476)	(24.75%)
Other fees and charges	2,100	2,228	(128)	(5.75%)
Gain on sales of mortgage loans	475	1,457	(982)	(67.40%)
Gain on sales of SBA loans	45	388	(343)	(88.40%)
Gain on sales of securities, net	56	543	(487)	(89.69%)
Other	1,007	1,441	(434)	(30.12%)
Total noninterest income	5,130	7,980	(2,850)	(35.71%)

Noninterest expenses
Salaries and employee benefits	9,889	10,239	(350)	(3.42%)
Occupancy	1,218	1,248	(30)	(2.40%)
Furniture and equipment	412	422	(10)	(2.37%)
Other real estate owned expense	94	1,366	(1,272)	(93.12%)
FDIC and state assessments	307	431	(124)	(28.77%)
Other	5,407	6,118	(711)	(11.62%)
Total noninterest expenses	17,327	19,824	(2,497)	(12.60%)
Income before provision for income taxes	3,011	3,170	(159)	(5.02%)
Provision for income taxes	832	1,015	(183)	(18.03%)
Net income	$2,179	$2,155	$24	1.11%

Common Share Data
Earnings per share
Basic	$0.32	$0.32	$—	0.00%
Diluted	$0.32	$0.31	$0.01	3.23%

Weighted average shares outstanding	6,836,463	6,835,192
Weighted average shares outstanding - diluted	6,889,491	6,849,556
Book value per share	$14.46	$13.57
Tangible book value per share	$14.46	$13.54
Shares outstanding	6,836,463	6,835,192

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	June 30,	December 31,	June 30,
Balance Sheet Data	2014	2013	2013
Assets
Cash and due from banks	$22,984	$19,348	$21,431
Federal funds sold	124,640	38,135	—
Time deposits at other financial institutions	2,226	2,226	2,219
Available-for-sale securities - at fair value	213,696	279,479	306,300
Held-to-maturity securities - at amortized cost	2	2	6

Loans	506,603	509,244	504,274
Allowance for loan losses	(9,012)	(9,301)	(9,527)
Net loans	497,591	499,943	494,747

Premises and equipment, net	7,369	7,833	8,704
Other real estate owned	505	3,454	16,324
Core deposit intangibles, net	37	109	182
Accrued interest receivable and other assets	65,932	67,235	67,845
Total assets	$934,982	$917,764	$917,758

Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest bearing	$198,128	$184,971	$173,119
Demand, interest bearing	208,145	202,508	194,072
Savings and money market	253,276	250,633	239,944
Time	138,443	149,737	157,920
Total deposits	797,992	787,849	765,055

Accrued interest payable and other liabilities	16,456	14,835	16,281
Other borrowings	—	—	22,025
Subordinated debentures	21,651	21,651	21,651
Total liabilities	836,099	824,335	825,012
Shareholders’ equity	98,883	93,429	92,746
Total liabilities and shareholders’ equity	$934,982	$917,764	$917,758

Asset Quality
Nonaccrual loans	$4,356	$5,093	$5,871
Loans past due 90 days and accruing interest	—	—	—
Other real estate owned	505	3,454	16,324
Total nonperforming assets	$4,861	$8,547	$22,195

Classified assets	$9,793	$17,973	$31,654
Bank Tier 1 Capital + ALLL	$121,494	$118,248	$117,532
Classified assets ratio	8.06%	15.20%	26.93%

Allowance for loan losses to total loans	1.78%	1.83%	1.89%
Allowance for loan losses to NPL’s	206.89%	182.62%	162.27%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Financial Ratios	2014	2013	2014	2013
Return on average total assets	0.55%	0.40%	0.48%	0.48%
Return on average shareholders’ equity	5.19%	3.69%	4.57%	4.49%
Net interest margin (tax equivalent basis)	3.57%	3.77%	3.67%	3.78%
Efficiency ratio	84.48%	88.49%	85.20%	86.21%

Selected Average Balances
Loans	$506,391	$491,252	$506,769	$487,852
Taxable investments	226,894	290,563	253,941	283,020
Tax-exempt investments	4,442	8,238	4,702	9,034
Federal funds sold and other	102,520	20,786	74,161	26,916
Total earning assets	$840,247	$810,839	$839,573	$806,822
Total assets	$924,053	$906,923	$921,854	$902,077

Demand deposits - interest bearing	$210,416	$194,034	$208,536	$191,102
Savings and money market	256,543	244,943	255,458	242,690
Time deposits	140,831	159,564	143,602	162,863
Other borrowings	21,651	23,347	21,651	22,504
Total interest bearing liabilities	$629,441	$621,888	$629,247	$619,159
Demand deposits - noninterest bearing	$178,685	$167,757	$179,485	$167,606
Shareholders’ equity	$97,323	$97,190	$96,166	$96,839

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	June	March	December	September
	2014	2014	2013	2013
Interest income	$7,794	$8,119	$8,199	$8,165
Interest expense	348	357	392	391
Net interest income	7,446	7,762	7,807	7,774

Provision for loan losses	—	—	—	—
Noninterest income	2,700	2,430	2,948	3,209
Noninterest expense	8,571	8,756	9,653	10,036

Income before provision for income taxes	1,575	1,436	1,102	947
Provision for income taxes	315	517	212	367
Net income	$1,260	$919	$890	$580

Earnings per common share:
Basic	$0.18	$0.13	$0.13	$0.08
Diluted	$0.18	$0.13	$0.13	$0.08